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                                                                    EXHIBIT 10.3

         FORM OF WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO AND HAVE THE BENEFIT OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF OCTOBER 2, 2000 BETWEEN ADVANCE PARADIGM, INC. AND RITE AID CORPORATION, A COPY OF WHICH IS ON FILE WITH ADVANCE PARADIGM, INC. THE WARRANTS EVIDENCED BY THIS CERTIFICATE HAVE BEEN INITIALLY ISSUED WITH SENIOR SUBORDINATED NOTES DUE 2010 OF ADVANCE PARADIGM, INC. AND ON OR PRIOR TO OCTOBER 2, 2002, ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND ARE SUBJECT TO CERTAIN ADJUSTMENTS UPON THE REDEMPTION OR REPAYMENT OF THE NOTES AS SET FORTH IN THIS WARRANT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

Warrant No. 01                                             Dated October 2, 2000

                                     WARRANT

   TO PURCHASE SUCH NUMBER OF SHARES OF COMMON STOCK AS SET FORTH IN ARTICLE 1
                                    HEREIN OF
                             ADVANCE PARADIGM, INC.

                            EXPIRING OCTOBER 2, 2010

         THIS IS TO CERTIFY THAT, for value received, RITE AID CORPORATION ("RITE AID") or registered assigns (THE "HOLDER") is entitled to purchase from ADVANCE PARADIGM, INC., a Delaware corporation (the "COMPANY"), at any time or from time to time after the Second Anniversary and prior to 5:00 p.m., New York City time, on October 2, 2010 ("EXPIRATION DATE"), at the place where the Warrant Agency is located, at the Exercise Price, the number of

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shares of Common Stock of the Company, set forth in Article 1 herein, all subject to adjustment and upon the terms and conditions hereinafter provided.

         The Warrants are being issued in connection with the issuance to Rite Aid of $200 million aggregate principal amount of the Company's senior subordinated Notes due 2010 pursuant to that certain Indenture dated as of October 2, 2000, by and between the Company, the Trustee named therein and the Guarantors parties thereto.

         The Warrants are subject to certain restrictions on transfer and assignment as set forth in Section 6.4 herein.

         Certain terms used in this Warrant are defined in Article 5.

                                   ARTICLE 1

                                     GRANT

SECTION 1.1 Number of Shares Issuable upon Exercise of Warrant. The maximum number of shares of Common Stock issuable upon exercise of the Warrant shall initially be 780,000 shares (the "MAXIMUM AMOUNT"), subject to certain anti-dilution adjustments as provided in Article 4 herein.

SECTION 1.2 Reduction upon Redemption or Repayment of the Notes in Part on or Prior to the Second Anniversary. If the Company repurchases, redeems or repays an aggregate principal amount of the Notes not to exceed $75.0 million pursuant to Section 3.07 of the Indenture or, any principal amount, pursuant to Section
4.14 of the Indenture, in any case, on or prior to the Second Anniversary, then without any further action by the Company, the Maximum Amount, as adjusted pursuant to Article 4 herein, shall be reduced by the same percentage as the percentage of Notes redeemed or repaid on or prior to the Second Anniversary.

SECTION 1.3 Cancellation upon Redemption or Repayment of the Notes in Full on or Prior to the Second Anniversary. Notwithstanding anything to the contrary contained herein, if the Company repurchases, redeems or repays one hundred percent (100%) of the aggregate principal amount of the Notes pursuant to
Section 3.07 of the Indenture on or prior to the Second Anniversary, then without any further action by the Company, this Warrant shall be cancelled and of no further effect.

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                                   ARTICLE 2

                              EXERCISE OF WARRANTS

SECTION 2.1 Method of Exercise. To exercise this Warrant, in whole or in part, the Holder shall deliver on any Business Day, which Business Day shall be after the Second Anniversary, to the Company, at the Warrant Agency, (a) this Warrant,
(b) the Form of Election to Purchase attached hereto as Annex A, and (c) payment of the Exercise Price with respect to such Warrant Shares. Such payment may be made, at the option of the Holder, either by cash, certified bank check in New York Clearing House Funds or wire transfer in an amount equal to the product of
(i) the Exercise Price then in effect times (ii) the number of Warrant Shares for which this Warrant is being exercised.

SECTION 2.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 2.1 hereof and in lieu of any cash payment required thereunder, the Holder of the Warrant shall have the right at any time and from time to time to exercise the Warrant, in full or in part, by surrendering the Warrant Certificate and the Form of Election to Purchase attached hereto as Annex B, in the manner specified in Section 2.1 in exchange for the number of Warrant Shares determined according to the following cashless exercise formula:

         Warrant Shares = (A x B) - (A x C)
                          -----------------
                                  B

                  For purposes of the foregoing formula:

                                        A = the total number of shares with
                           respect to which this Warrant is then being exercised.

                                        B = the Market Price.

                                        C = the Exercise Price then in effect at
                           the time of such exercise.

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         Solely for the purposes of this Section 2.2, Market Price shall mean the greater of Market Price on the date immediately prior to the date of exercise or Current Market Price.

SECTION 2.3 Issuance of Certificates. The Company shall, as promptly as practicable and in any event within three Business Days after receipt of such Form of Election to Purchase, Warrant and payment, whether payment is made in accordance with Section 2.1 or 2.2 above, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock to be issued pursuant to such notice, subject to Section 2.5. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a Holder of record of shares, as of the date the aforementioned notice and payment is deemed to have been given to the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder specified in such notice, appropriate notation may be made on this Warrant which shall then be returned to the Holder. All Warrants delivered for exercise shall be cancelled by the Company.

SECTION 2.4 Shares to Be Fully Paid and Nonassessable. All Warrant Shares shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive or similar rights of any security holder of the Company and free from all taxes, liens, and charges created by or through the Company with respect to the issue thereof, and if the Common Stock is then listed on any national securities exchange or quoted on Nasdaq, shall be duly listed or quoted thereon, as the case may be.

SECTION 2.5 No Fractional Shares Required to Be Issued. The Company shall not be required to issue fractional shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon such exercise of this Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Market Price of one share of Common Stock on the date of exercise.

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SECTION 2.6 Share Legend. Each certificate for Warrant Shares, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

         "This security has not been registered under the Securities Act of 1933, as amended, and may not be sold or offered for sale unless registered under said Act and any applicable state securities laws or unless an exemption from such registration is available. This security is also subject to and has the benefit of a Registration Rights Agreement dated as of October 2, 2000 between Advance Paradigm, Inc. and Rite Aid Corporation, copies of which are on file with Advance Paradigm, Inc. The Warrants evidenced by this certificate have been initially issued with Senior Subordinated Notes due 2010 of Advance Paradigm, Inc. and on or prior to October 2, 2002, are subject to certain restrictions on transfer and are subject to certain adjustments upon the redemption or repayment of the Notes as set forth in this Warrant."

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities
Act) shall also bear such legend unless, in the opinion of counsel selected by the Holder of such certificate (who may be an employee of such Holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

SECTION 2.7 Reservation. The Company has duly reserved and will keep available for issuance upon exercise of the Warrant the total number of Warrant Shares deliverable from time to time upon exercise of all Warrants from time to time outstanding.

SECTION 2.8 Taxes. The Company shall pay all expenses and any and all documentary, stamp and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares and any new Warrant upon exercise of this Warrant; provided, however that the Company shall not be required to pay any transfer tax or taxes which may be payable in respect of any transfer involved in the issue of the Warrant or Warrant Shares in the name other than the registered holder of the Warrant surrendered upon exercise of the Warrant, and the Company shall not

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be required to issue or deliver such Warrant unless or until the Person or
Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

                                   ARTICLE 3

                       WARRANT AGENCY; TRANSFER, EXCHANGE
                          AND REPLACEMENT OF WARRANTS

SECTION 3.1 Warrant Agency. As long as this Warrant remains outstanding, the Company shall perform the obligations of and be the warrant agency with respect to the Warrant (the "WARRANT AGENCY") at its address set forth on the signature page or at such other address as the Company shall specify by written notice to the Holder.

SECTION 3.2 Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any Person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article 3.

SECTION 3.3 Transfer of Warrant. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrant, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with the Form of Assignment attached hereto as Annex C, duly executed by the Holder or its duly authorized agent or attorney. Subject to Section 6.4 herein, upon surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, if any, and this Warrant shall promptly be cancelled.

SECTION 3.4 Division or Combination of Warrants. Subject to Section 6.4 herein, this Warrant may be divided or combined with other Warrants upon presentment hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with the annexed Form of Assignment,

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specifying the names and denominations (which shall be whole numbers of shares only) in which the new Warrant or Warrants are to be issued, signed by the Holder or Holders thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 3.3 and 6.4 as to any transfer or assignment which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

SECTION 3.5 Loss, Theft, Destruction of Warrant Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company (it being understood and agreed that if the holder of the Warrant is Rite Aid or one of its subsidiaries or affiliates, then a written agreement of indemnity alone shall be satisfactory to the Company and no further security shall be required), the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

SECTION 3.6 Expenses of Delivery of Warrants. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.

                                   ARTICLE 4

                             ANTIDILUTION PROVISIONS

SECTION 4.1 Adjustment Generally. The Exercise Price and the number of shares of Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time, as follows:

SECTION 4.2 Adjustment for Stock Dividends, Distributions and Subdivisions. In the event the Company shall declare or pay any dividend or make any other distribution on the Common Stock payable in shares of Common Stock, or shall effect a subdivision of the outstanding Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then and in each such case, the applicable Exercise Price in effect immediately prior to such stock dividend, distribution or
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subdivision shall, concurrently with the effectiveness of such stock dividend, distribution or subdivision, be proportionately decreased, provided that, in the event such issuance is declared but not effected, the applicable Exercise Price shall be readjusted as if such issuance was not declared.

SECTION 4.3 Adjustments for Combination or Consolidation of Common Stock. In the event the outstanding Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then and in each such case, the applicable Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

SECTION 4.4 Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In the event the Company (i) consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger, (ii) permits any other corporation or entity to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the shares of Common Stock are changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) transfers all or substantially all of its properties or assets, directly or indirectly, to any other corporation or entity (other than to a wholly owned Subsidiary of the Company if such Subsidiary remains wholly owned by the Company after such transfer or any other transaction or series of transactions related to such transfer), then, and in each such event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Section 4.4 (but subject to prior reduction under Section 1.2 and (for the avoidance of doubt) not in the case of cancellation under Section 1.3), each Holder, upon any exercise at any time after the consummation of such consolidation, merger or transfer, shall be entitled to receive, in lieu of the shares of Common Stock issuable upon any exercise prior to such consummation, the stock and other securities, cash and property to which such Holder would have been entitled upon such consummation if such Holder had exercised its Warrants immediately prior to such consummation (or, if applicable, any record date with respect to such transaction), subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in this Article 4. Notwithstanding anything contained herein to the contrary, (A) the Company will not effect any of the transactions described in clauses (i) through (iii) of this Section 4.4 unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any stock, securities, cash or property

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upon the exercise of the Warrants shall assume, by written instrument, a copy of which shall be delivered to each Holder, the obligation to deliver to such Holder such shares of stock, securities, cash or property as such holder may be entitled to receive upon exercise of the Warrants.

SECTION 4.5 Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable upon exercise of the Warrants is changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision, combination or consolidation of shares, or merger, consolidation or asset sale, provided for in Sections 4.2, 4.3 and 4.4), then and in each such case, the applicable Exercise Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionateley adjusted such that the Warrants shall be exercisable into, in lieu of the number of shares of Common Stock which the Holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the Holders upon exercise of the Warrants immediately before that change. For avoidance of doubt, it is stipulated that the provisions of this
Section 4.5 shall not apply to any exchange, reclassification, or substitution of shares of Common Stock into shares of Series B Preferred Stock pursuant to the JLL Exchange Agreement. No class or series of Common Stock shall be so changed into shares of any other class or series of stock unless a proportional and equivalent change is made with respect to all other classes or series of Common Stock.

SECTION 4.6 Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company, at any time following the Issue Date, issues or sells Additional Shares of Common Stock for no consideration or for consideration per share less than the Current Market Price in effect immediately prior to such issuance or sale, then and in each such event, the applicable Exercise Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest cent) determined by multiplying the applicable Exercise Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued or sold would purchase at the Current Market Price, and (ii) the denominator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold.

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The provisions of this Section 4.6 shall not apply to any issuance or sale of
Additional Shares of Common Stock for which an adjustment is provided under
Section 4.7.

SECTION 4.7 Issue of Securities Deemed Issue of Additional Shares of Common Stock. In the event (i) the Company at any time after the Issue Date shall issue, sell or grant any Options or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities and (ii) the consideration per share for the Additional Shares of Common Stock issuable upon the exercise of such Options, or in the case of Convertible Securities, the conversion or exchange of such Convertible Securities shall be less than the Current Market Price in effect immediately prior to such issue, sale or grant, or such record date, as the case may be, then, and in each such case, (A) the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be issuances of Additional Shares of Common Stock issued as of the time of such issue, sale or grant or, in case such a record date shall have been fixed, as of the close of business on such record date, and (B) the Exercise Price shall be adjusted in accordance with Section
4.6 on the date of and immediately prior to such issue, sale or grant, or the record date, as the case may be. In any such case in which Additional Shares of Common Stock are deemed to be issued or sold pursuant to this Section 4.7:

         (1) no further adjustment in the applicable Exercise Price shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

         (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, or increase in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the adjustments to the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease or increase becoming effective, be recomputed (and the then applicable Exercise Price shall automatically be adjusted as so recomputed)

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         to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities which are outstanding at such time; and

         (3) no readjustment pursuant to the preceding clause (2) shall have the effect of increasing the applicable Exercise Price to an amount which exceeds the lower of (A) the applicable Exercise Price on the original adjustment date and (B) the applicable Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

The consideration per share deemed to be received by the Company for Additional Shares of Common Stock relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, actually received by the Company as consideration for the issue, sale, grant or assumption of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating to such Options or Convertible Securities without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange in full of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise in full of such Options for Convertible Securities and the conversion or exchange in full of such Convertible Securities, by (y) the maximum number of Additional Shares of Common Stock (as set forth in the instruments relating to such Options or Convertible Securities, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

SECTION 4.8 Distribution of Assets. If the Company shall declare or make any dividend or other distribution of evidences of its Indebtedness or assets (including without limitation, securities, rights, warrants or options) to Holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash other than ordinary cash distributions not to exceed on an annual basis 12% of the Market Price of the Common Stock, stock or other securities, property, rights or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "DISTRIBUTION"), at any time after the issuance of this Warrant, then, in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of Holders of Common Stock entitled to receive the Distribution shall be

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reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (A) the numerator shall be the Market Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Market Price of the Common Stock on the trading day immediately preceding such record date.

SECTION 4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Exercise Price pursuant to this
Article 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (ii) the number of shares of Common Stock outstanding or deemed to be outstanding, and (iii) the applicable Exercise Price in effect immediately prior to such issue or sale and as adjusted and readjusted on account thereof. The Company shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder, a like certificate setting forth (i) the applicable Exercise Price at the time in effect, and showing how it was calculated, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon exercise. At the request of the Holders of a majority of the then outstanding Warrants, the Company will have the certificates referred to in this Section 4.10 prepared and delivered by an internationally recognized independent accounting firm.

SECTION 4.10 Notwithstanding any of the foregoing provisions of this Article 4, no adjustment in the Exercise Price need be made until all cumulative adjustments amount to 1% or more of the Exercise Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

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                                   ARTICLE 5

                                   DEFINITIONS

         The following terms, as used in this Warrant, have the following meanings:

         "ADDITIONAL SHARES OF COMMON STOCK" means all shares of Common Stock issued or sold by the Company after the Issue Date, whether or not subsequently reacquired or retired by the Company, other than shares of Common Stock: (i) issued upon the conversion or exchange of any series or class of Capital Stock issued and outstanding on the Issue Date into another series or class of Capital Stock of the Company without any additional consideration to the Company by the holder thereof; (ii) issued upon conversion of any shares of Series A Preferred Stock or Series B Preferred Stock into any class or series of Common Stock;
(iii) issued upon the exercise of Options or warrants that have been issued prior to, and are outstanding as of, the Issue Date; (iv) issued upon exercise of Options granted prior to the 120th day following the Issue Date to employees, consultants, officers or directors of the Company pursuant to any stock option plan in effect on the Issue Date and consistent with past practice, but in any event not in excess of 25,000 shares during such 120-day period; (v) issued prior to the 120th day following the Issue Date to customers in the ordinary course of business consistent with past practice, but in any event not in excess of 25,000 shares during such 120-day period; (vi) issued upon exercise of this Warrant; and (vii) issued upon exercise of Management Options.

         "BUSINESS DAY" means any day except Saturday, Sunday and any day on which banking institutions located in New York City, New York generally are authorized or required by law or other governmental action to be closed.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock, (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

         "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company and following the approval by the stockholders of the Company of the

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adoption of the Second Amended and Restated Certificate of Incorporation of the
Company in connection with the Company's acquisition of 100% of the equity of PCS Holding Corporation from Rite Aid, Common Stock shall be deemed to mean the Class A Common Stock of the Company.

         "COMPANY" means Advance Paradigm, Inc., a Delaware corporation, and its successors.

         "CONVERTIBLE SECURITIES" means any evidences of indebtedness, shares (other than shares of Common Stock) or other securities that, by their terms, are directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock. For the avoidance of doubt, it is stipulated that shares of Series B Preferred Stock, whether issued on the date hereof or hereafter shall not be deemed Convertible Securities.

         "CURRENT MARKET PRICE" means, as of any date, the average of the daily Market Prices of the Common Stock for twenty consecutive Trading Days immediately preceding such date.

         "EXERCISE PRICE" means $20.00, per share, subject to adjustment pursuant to Article 4.

         "HOLDER" has the meaning set forth in the first paragraph of this Warrant, provided that, prior to October 2, 2002, the Holder shall mean the registered owner of the Notes to which this Warrant is originally attached, unless such Warrant is detached from the Notes as set forth in Section 6.4 herein.

         "ISSUE DATE" means October 2, 2000.

         "JLL EXCHANGE AGREEMENT" means the Exchange Agreement dated as of the Issue Date between the Company and Joseph Littlejohn & Levy Fund III, L.P., a Delaware limited partnership, relating to the exchange of shares of Common Stock into shares of Series B Preferred Stock, as the same may be amended, supplemented or restated from time to time.

         "MANAGEMENT OPTIONS" means options to purchase up to an aggregate of 1,790,000 shares of Common Stock at an initial exercise price of $20 per share issued to officers and employees on or before the Issue Date. For purposes of this Warrant the Management Options shall be deemed issued before the Issue Date.

         "MARKET PRICE" means:

         (a) with respect to any security, on any given day, (i) if such security is listed or authorized for trading on a national securities exchange, the last sale price of such security, regular way, on such date, or if no such sale takes place on such date, the average of the closing bid and asked prices thereof, on such date, in each case as officially reported on the principal national securities exchange on which such security is listed or authorized for trading; (ii) if such security is not listed or authorized for trading on a national securities exchange but is quoted on the Nasdaq National Market, (A) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (B) if such security is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, (iii) if such security is not listed or authorized for trading on a national securities exchange or the Nasdaq National Market or any comparable system but has a nationally recognized existing trading market, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose or (iv) if such security is not listed or authorized for trading on a national securities exchange or the Nasdaq National Market or any comparable system and does not have a nationally recognized existing trading market, the fair value of such security as (A) determined by an agreement between the Company and the Holders of a majority of the outstanding Warrants or (B) if the Company and such Holders fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by such Holders, or (C) if the Company or such Holders shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by the Company or such Holders, as the case may be, determined solely by the firm so retained or (D) if the firms so retained by the Company and by such Holders shall be unable to reach joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such firms; and (b) with respect to any other asset or property, the fair market value of such asset or property as (i) determined by an agreement between the Company and the Holders of a majority of the outstanding Warrants or (ii) if the Company and such Holders fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by such Holders, or (iii) if the Company or such Holders shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by the Company or such Holders, as the case may be, determined solely by the firm so retained or (iv) if the firms so retained by the Company and by such Holders shall be unable to reach a joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such firms.

         "NASD" means The National Association of Securities Dealers, Inc.

         "NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

         "NOTES" shall mean the $200 million aggregate principal amount of senior subordinated notes, initially bearing interest at the rate of 11% per annum, issued to Rite Aid Corporation under an indenture (as such may be amended or supplemented from time to time, the "INDENTURE") dated as of October 2, 2000, among Advance Paradigm, Inc., the Trustee named therein and the Guarantors named therein.

         "OPTIONS" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities. For avoidance of doubt, it is stipulated that the following are not options: (i) any rights, options or warrants to subscribe for, purchase or otherwise acquire the shares of Common Stock referred to in clause (iv) or (v) of the definition of Additional Shares of Common Stock, and (ii) any right or option to acquire shares of Series B Preferred Stock pursuant to the JLL Exchange Agreement.

         "PCS ACQUISITION" means the Company's acquisition of all of the Capital Stock of PCS Holding Corporation, from Rite Aid.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "PRINCIPAL MARKET" means the Nasdaq National Market or if the Common Stock is not traded on the Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock.

         "SECOND ANNIVERSARY" means October 2, 2002.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and rules and regulations of the Securities and Exchange Commission thereunder.

         "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "TRADING DAY" means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which a trade may be made on the Nasdaq National Market or (z) if the applicable security is not otherwise listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "WARRANT AGENCY" has the meaning set forth in Section 3.1.

         "WARRANT SHARES" means the shares of Common Stock issuable upon the exercise of the Warrants.

                                   ARTICLE 6

                                  MISCELLANEOUS

SECTION 6.1 Notices. Notices and other communications provided for herein shall be in writing and may be given by mail, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or, if mailed, four Business Days after being deposited in the United States mail with postage prepaid and properly addressed. In the case of the Holder, such notices and communications shall be addressed to its address as known on the books maintained by the Warrant Agency, unless the Holder shall notify the Warrant Agency that notices and communications should be sent to a different address (or telex or facsimile number), in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by the Holder.

SECTION 6.2 Amendments. The provisions of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder(s) of at least fifty percent (50%) of the Warrants.

SECTION 6.3 Governing Law. THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

SECTION 6.4 Transfer; Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements contained in this Warrant by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not.

         This Warrant shall be transferable and assignable by the Holder hereof in whole or from time to time in part to any other Person, without the consent of the Company, and the provisions of this Warrant shall be binding upon and inure to the benefit of the Holder hereof and its successors and assigns, subject to the following provisions:

         (a) Each Warrant is initially being issued with Senior Subordinated Notes due 2010, each Note in a principal amount of $1,000. Prior to October 2, 2002, this Warrant may be transferred or assigned only together with the related

Notes and only for the purpose of effecting, or in conjunction with, an exchange, transfer or assignment of such Notes.

         (b) Notwithstanding the foregoing, on or prior to October 2, 2002, Rite Aid shall have the right at any time, and from time to time, to transfer any Notes without the related Warrants in connection with sales of Notes pursuant to Rule 144A under the Securities Act. In the event of any such separation, Rite Aid will hold the related Warrants until October 2, 2002.

         (c) After October 2, 2002, this Warrant may be transferred or assigned without regard to the related Notes to which this Warrant was initially issued.

SECTION 6.5 No Impairment; Regulatory Compliance and Cooperation; Notice of Expiration

         (a) The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all liens, and shall use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         (b) The Company shall deliver to each Holder of Warrants after August 1, 2010 but before September 1, 2010, notice of the Expiration Date. If the Company fails to fulfill in a timely manner the notice obligation set forth in the prior sentence, it shall provide such notice as soon as possible thereafter, but no failure to fulfill in a timely manner such notice obligation shall result in an extension of the Expiration Date.

SECTION 6.6 No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Common Stock purchasable upon exercise, including, without limitation, the right to vote such shares of Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as explicitly stated herein, the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                                            ADVANCE PARADIGM, INC.

                                            By:
                                               -------------------
                                               Name:
                                               Title:
                                               Address:
                                               Attention:
                                               Telephone No:
                                               Facsimile No:


Attest:


----------------------
Name:
Title:

                                                                         ANNEX A

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 2.1]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ Warrant Shares and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Advance Paradigm, Inc. in the amount of $________, all in accordance with the terms of Section 2.1 of the Warrant dated as of October 2, 2000 between Advance Paradigm, Inc. and Rite Aid Corporation. The undersigned requests that certificates for such securities be registered in the name of the undersigned whose address is ___________________ and that such certificates be delivered to the undersigned at such address.

Dated:____________________ , 20___


                                               Signature ______________________
                                               (Signature must conform in
                                               all respects to name of
                                               Holder as specified on the
                                               face of the Warrant
                                               Certificate or with the
                                               name of the assignee
                                               appearing on the Form of
                                               Assignment attached
                                               hereto.)

                                               ________________________________
                                                       (Insert Social Security
                                                       or Other Identifying
                                                       Number of Holder)

                                                                         ANNEX B

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 2.2]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ Warrant Shares all in accordance with the terms of Section 2.2 of the Warrant dated as of October 2, 2000 between Advance Paradigm, Inc. and Rite Aid Corporation. The undersigned requests that certificates for such securities be registered in the name of the undersigned whose address is _________________ and that such certificates be delivered to the undersigned at such address. Attached hereto is a schedule showing the undersigned's calculation of the number of Warrant Shares issuable on such cashless exercise.



Dated:______________________ 20___


                                               Signature _______________________
                                               (Signature must conform in
                                               all respects to name of
                                               Holder as specified on the
                                               face of the Warrant
                                               Certificate or with the
                                               name of the assignee
                                               appearing on the Form of
                                               Assignment attached
                                               hereto.)

                                               _________________________________
                                                     (Insert Social Security
                                                     or Other Identifying
                                                     Number of Holder)

                                                                         ANNEX C

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered Holder if such Holder
                  desires to transfer the Warrant Certificate.)


             FOR VALUE RECEIVED ______________ hereby sells, assigns and transfers under
                ________________________________________________________
                 (Please print name and address of transferee)

the Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

                                            Dated: _________________ ,20___
                                                       Signature:

                                                   _______________________
                                                   (Signature must conform in
                                                   all respects to name of
                                                   Holder as specified on the
                                                   face of the Warrant
                                                   Certificate.)


                                                   _____________________________
                                                       (Insert Social Security
                                                       or Other Identifying
                                                       Number of Holder)